UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2015

Information Systems Associates, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-142429	65-049317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216

 (Address of principal executive offices, including Zip Code)

904 296 2807

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2015, Information Systems Associates, Inc. (the “Company” or ISA) completed the reverse triangular merger, pursuant to the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) among Duos Technologies, Inc., a Florida corporation (“Duos”), the Company and Duos Acquisition Corporation, a Florida corporation and wholly owned subsidiary of the Company (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Duos, with Duos remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger was effective as of April 1, 2015, upon the filing of a copy of the Merger Agreement and articles of merger with the Secretary of State of the State of Florida (the “Effective Time”) , whereby Duos became a wholly owned subsidiary of the Company. Unless the context otherwise requires, “ISA” shall refer to the Company prior to the Effective Time and the “Company” and similar expressions refer to the Company, after the Effective Time (post-Merger).

The Company intends to carry on Duos’ business, which is discussed below in this Item 2.01, as its principal line of business following the Merger. The Company also intends to continue its existing operations through its existing wholly owned subsidiary, TrueVue 360, Inc.

Prior to and in anticipation of the Merger, ISA took the following corporate actions:

•	Reclassified the Company’s outstanding Class A and Class B common stock, par value $0.001 per share (the “Reclassification”) into one class of common stock, par value $0.001 per share (the “Common Stock”);

•	Following the Reclassification, implemented a 1-for-200 reverse stock split of the issued and outstanding shares of Common Stock (the “Reverse Split”) immediately following the effectiveness of which every 200 issued and outstanding shares of the Company’s Common Stock automatically converted into one share of the Company’s Common Stock. All fractional interests resulting from the Reverse Split were rounded up to the nearest whole number. The effectuation of the Reverse Split did not result in a change in the relative equity position or voting power of the shareholders of the Company prior to the Merger; and

•	An increase in the number of authorized preferred stock, par value $0.001 per share (the “Preferred Stock”), to 10 million shares of Preferred Stock.

The Company was advised on April 1, 2015 by the Department of State of Florida of the filing of the amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) of the Company implementing the Reclassification and the Preferred Stock. The implementation of the Reverse Split is subject to the receipt by Financial Industry Regulatory Authority (FINRA) of a file stamped copy from the Florida Department of State of the Amended and Restated Certificate of Incorporation. The Company anticipates that the Reverse Split should be implemented in the coming days. The Company will file a current report on Form 8-K once the Reverse Split is implemented.

The foregoing descriptions of the are not complete and are subject to and qualified in their entirety by reference to the amended and restated certificate of incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference

Under the terms of the Merger Agreement, the Company issued shares of its Common Stock to the former Duos’ stockholders, at an exchange rate of 8.27 shares of Common Stock, after taking into account the Reverse Split, in exchange for each share of Duos common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between ISA and Duos.

Immediately after the Merger, there were 62,500,000 shares of the Company’s Common Stock outstanding, on a post Reverse Split basis; no shares of the Company’s Preferred Stock are currently outstanding. Immediately after the Merger, the former Duos stockholders hold 96% of the fully-diluted Common Stock of the Company, with the Company’s stockholders immediately prior to the Merger, whose shares of the Company’s Common Stock remain outstanding after the Merger, holding four percent (4%) of the fully-diluted Common Stock of the Company.   Accordingly, the Merger represents a change in control of the Company.

The Company has relocated its executive offices to those of Duos at 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216.

In accordance with Financial Accounting Standards Board Accounting Standards Codification section 805, “Business Combinations”, Duos is considered the acquirer for accounting purposes, and the Company will account for the transaction as a reverse business combination using the acquisition method, because Duos’ former stockholders received the greater portion of the voting rights in the combined entity and Duos’ senior management and directors represents the majority of the senior management and the board of the combined entity.  Consequently, the assets and liabilities and the historical operations that will be reflected in our consolidated financial statements going forward will be those of Duos and will be recorded at the historical cost basis of Duos.

The shares of Common Stock of the Company to be issued in the Merger to the former stockholders of Duos were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were in each case offered, sold and issued in reliance upon the exemption from registration provided by Section 4 (a) (2) of the Securities Act, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D promulgated thereunder, and Regulation S under the Securities Act.   Each of the certificates or instruments evidencing the shares of Common Stock issued in the Merger to the former stockholders of Duos will bear a legend to the effect that the resale of such shares require registration or an applicable exemption from the registration requirements of the Securities Act.

(2)

The Business of Duos

Duos, which is headquartered in Jacksonville, Florida, provides an array of sophisticated, proprietary technology applications and turnkey engineered systems. From its inception, Duos initially focused on security solutions for the homeland security and critical infrastructure protection markets, and has adapted its technologies over the years to a highly diversified suite of applications. Duos’ primary clients are railroad owner/operators, utilities chemical plants and commercial facilities that are potentially vulnerable to attack, and in the case of the railroads, illegal ridership and border security issues. Duos deploys turn-key mission critical security technologies and solutions that enable its clients to make faster, better, and more informed security and operational decisions. Duos’ proprietary technology includes a software-based platform that acts as a central point of command for all of the elements or “nodes” in an integrated security solution. These include digital video surveillance cameras, and a myriad of sensors and tracking devices. Duos’ solution enables these devices to be networked together in a common framework, which provides secure, remote access to each node on the network, real-time alert capabilities at the device level, integration into the clients’ operating platform and automatic detection of points of failure anywhere along the network. Duos provides solutions that are hardware agnostic, true open architecture and are deployable on any platform. Thus, Duos is able to integrate its own security technologies with those of third-party providers. This eliminates a common customer concern of having to compromise or settle for a solution that is contingent on equipment or software compatibility issues.

Acquisition Agreement entered into By Duos Prior to the Merger

Prior to the Merger, on September 19, 2014, Duos entered into a Stock Purchase Agreement, as subsequently amended as of February 12, 2015 (the “Stock Purchase Agreement”), with Unity International Group, Inc. (“Seller”) and Uni-Data and Communications, Inc. (“UDC”), pursuant to which Duos undertook to purchase all of the issued and outstanding shares of UDC for an aggregate consideration of $7,000,000. Prior to the amendment of the Stock Purchase Agreement in February 2015, Duos was obligated to pay $10,000,000 in cash. Following the amendment, Duos is entitled to pay up to $250,000 of the agreed upon consideration in shares of the Company’s Common Stock, valued at the average closing price of the Company’s Common Stock during the five (5) trading day period preceding the closing.

The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, including, among others, a covenant that requires UDC to conduct its business in the ordinary course of business, consistent with past practice and to comply with certain covenants regarding the operations of its business from the date of the Stock Purchase Agreement until closing.

The closing of the transactions contemplated under the Stock Purchase Agreement is subject to customary closing conditions, including certain regulatory approvals which the Company does not anticipate receiving for at least six months. The Stock Purchase Agreement provides for certain termination rights of the parties, including termination by a party if the closing did not occur on or before March 31, 2015, provided that, Duos is entitled to extend the closing to May 31, 2015 if it remits to the Seller in cash $150,000, on or before March 31, 2015 in respect of such extension (the “Extension Fee”). Duos and the Seller have agreed to extend to April 10, 2015 the payment of the Extension Fee. If the Company does not remit the fee by the extension date, no assurance can be provided that the Seller will consent to a further extension or, even if the Seller consents to a further extension, that Duos or the Company will be able to remit such amount by any agreed upon further extension date.

The closing of the UDC acquisition is subject to the Company raising significant capital. While the Company intends to undertake capital raising efforts, the Company currently has no commitments from any party for the needed amounts and no assurance can be provided that the Company will be able to raise the necessary amount on commercial terms acceptable to the Company.

UDC is a fully owned subsidiary of the Seller whose main operating subsidiary, Unity Electric, Inc., is a New York City-based provider of electrical construction, installation and maintenance services. UDC was established in 1989 to support the growing technology needs of the Seller’s Fortune 500 client base. UDC’s operations are comprised of two business units, IT Infrastructure Services and Cloud Hosting Services.

If the Company successfully consummates the acquisition of UDC as contemplated by the terms of the Stock Purchase Agreement, then it is planned that UDC will operate as a free standing subsidiary of the Company.

(3)

Item 3.02                      Unregistered Sales of Equity Securities

The disclosures set forth above in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.03                      Material Modifications to the Rights of Security Holders

The disclosures set forth above in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01                      Changes in Control of Registrant

The disclosures set forth above in Item and 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosures set forth in Item and 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

(b) In accordance with the Merger Agreement, on April 1, 2015, immediately prior to the Effective Time of the Merger, Joseph P. Coschera, resigned from his position as Chief Executive Officer and director of the Company and any committees of the Company’s board of directors on which he served.

Also on April 1, 2015, consistent with the provisions of the Merger Agreement and immediately prior to the effective time of the Merger, David Brooks, Gary Aaron and Hagai Lerer, all non-employee Company directors, resigned from the Company’s Board of Directors.

(c ) On April 1, 2015, following the Effective Time of the Merger, the Company’s board of directors appointed Gianni Arcaini, as the Chairman of the Company’s board of directors and the Company’s Chief Executive Officer, to serve at the discretion of the Company’s board of directors.

In 1990, Gianni Arcaini, currently 67 years of age, together with a group of European investors primarily from The Netherlands, founded Environmental Capital Holdings, Inc. (ECH) a company engaged in the technology transfer from Europe to the US. Shortly thereafter, ECH acquired a Dutch engineering company (Duos Engineering B.V.) and subsequently formed Duos Engineering (USA), Inc., the forerunner to Duos, as a fully owned subsidiary of ECH. In 2002, Duos was spun off from ECH as part of a restructuring process and, under the leadership of Mr. Arcaini, expanded into a broad based technology company with special focus on homeland security. Prior to his involvement with ECH, Mr. Arcaini spent over 10 years in various executive capacities with Robex International, a joint venture of Royal Volker Stevin, Royal Bijenkorf and the Westland Utrecht Bank, ultimately acquiring the company in a management buyout after having expanded its operations into the United States. In 1984, he sold the company’s European operations and immigrated with his family to the United States. Mr. Arcaini subsequently founded and later sold Strategic Planning Group, Inc., an economic and strategic planning, research and international permitting firm. Mr. Arcaini completed his early education at a Jesuit Boarding school in Austria and Germany, and graduated from a state business school in Frankfurt, Germany. He is fluent in German, Dutch, Italian, Spanish and English.

As a result of the Merger, Mr. Arcaini holds 7.14% of the Company’s outstanding Common Stock through Robex International, Inc., a holding company, of which he is a 95% owner.

Duos and Gianni Arcaini entered into an employment agreement dated as of May 1, 2003, pursuant to which Mr. Arcaini served prior to the Merger as Chief Executive Officer and Chairman of the Duos board of directors. Under the agreement, Mr. Arcaini was paid an annual salary at the per annum rate of $226,600 in 2014.   In addition, as incentive based compensation, Mr. Arcaini is entitled to 1% of gross revenues of Duos and an annual car allowance of $18,000. However, in order to reduce operating expenses and conserve cash, since January 2008, Mr. Arcaini has been deferring a part of his compensation and, as of December 31, 2014, such deferred amount totaled an aggregate of $527,524. The employment agreement had an initial term that extended through April 30, 2006, subject to renewal for successive one-year terms unless either party gives notice of that party’s election to not renew to the other at least 60 days prior to the expiration of the then-current term. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect.

It is anticipated that Mr. Arcaini’s compensation terms will be revisited in the future by the compensation committee of the Company’s board of directors.

 Adrian Goldfarb, the Company’s President, Chief Financial Officer and a director prior to the Merger, continues in the role of Chief Financial Officer and as a director of the Company post-Merger. Mr. Goldfarb will continue as President of TrueVue 360, Inc. In connection with and following the Merger, Mr. Goldfarb will be paid at a base salary of $120,000, on a per annum basis. Subject to and following the closing of the UDC acquisition, it is expected that Mr. Goldfarb’s annual base salary will be increased to $175,000 with additional amounts (up to $25,000) subject to achieving certain milestones.

It is anticipated that Mr. Goldfarb’s compensation terms will be revisited in the future by the compensation committee of the Company’s board of directors.

(d) Following the Merger and the appointment of Gianni Arcaini to the Company’s board of directors, the Company’s board of directors appointed, effective as of April 1, 2015, the following non-employee directors who, prior to the Merger, served on Duos’ board of directors: Alfred J. (Fred) Mulder, Joseph Glodek and Gijs Van Thiel.

Below is a short work related biography of each of the non-employee directors.

(4)

Fred Mulder

Alfred J. (Fred) Mulder is an independent consultant (M&A / Corporate Finance) and informal investor in various companies in the USA and Europe, including Duos.  In 1993, Mr. Mulder was co-founder and became Chairman and Managing Director of Greenfield Capital Partners N.V., an independent private equity and corporate finance group headquartered in The Netherlands. From 1981 to 1993, he held positions of Managing Director, Chief Executive Officer of Transmark Holding B.V. and Managing Director of Pon Holdings B.V. and subsequently was a non-executive board member of companies such as HAL Investments N.V. (the holding company of Holland America Line), Pon Holdings B.V., and Transmark Holding B.V., Meulenhoff en Co N.V., SAIT Radio Holland SA, Lacis Communication N.V., Meijn Processing Industrie B.V., and CapCorp Investments N.V.

During his early career (1963 - 1981), Mr. Mulder worked at Rank Xerox where he held various executive positions starting as a Manager of, Marketing, Sales and Planning, throughout the 60’s, as Deputy Managing Director of the Dutch Region during the 70’s, and finally, as International Marketing Director, based in London, England and Stanford, Connecticut.

Between 2001 and 2013, Mr. Mulder served as Executive Chairman of the Board of LBI International N.V. and from 2009 until 2014 as non-executive member of the board of W.P. Stewart in New York. He also was, Chairman of the Supervisory Board of Stahomij B.V., Amsterdam (vehicle traffic management), Member of the Board of Aleri / MPCT Solutions - Chicago/London (financial data base management solutions), Member of the Supervisory Board of Debitel N.V. – Hoofddorp (mobile telecom operations), Environmental Capital Holdings – Jacksonville, Florida. He also serves as Chairman of the Investment Committee of Nethave N.V. (ICT Technology), Berghave N.V. (Turnaround/reshaping funding) and the Pension Fund of Radio Holland N.V.

Mr. Mulder obtained his PMD in 1973 from the Harvard Business School, with special emphasis on Marketing & Corporate Strategy.

Gijs van Thiel

Gijs Van Thiel is co-founder and Managing Partner of 747 Capital, a private equity investment firm focused on investments in private equity funds. 747 Capital, through fund and managed accounts, focuses exclusively on the small-cap private equity market in the U.S. and Canada.  Mr. van Thiel is responsible for the firm’s new product development and is actively involved in the portfolio management, due diligence and manager selection process.  He has been active in private equity since 1997.

Prior to 747 Capital, Mr. van Thiel was founder and General Partner of Triad Media Ventures, a $50 million venture capital fund that made direct investments in US companies.  In addition, he was Director of Financial Services for Icon International, a member of Omnicom Group. He started his career at the Netherlands Foreign Investment Agency, a diplomatic function, in New York in 1993.

Mr. van Thiel holds an M.B.A. in international management from Thunderbird School of Global Management and a B.A. from Webster University.

Joseph S. Glodek

Joseph Glodek is a Managing Principal and Co-Founder of Black River Wealth Management and heads the firm's Executive Committee. He co-founded Black River Wealth Management LTD in 2008 with the senior management team of William Scott and Co. LLC.

While Mr. Glodek oversees Black River's long-term strategy and growth, he also plays a very active role in many of the firm's key client relationships. Under his leadership, Black River has continuously built upon its longstanding strengths in the investment management process. Mr. Glodek began his 20+ year career in the financial services industry in 1991. In 1993, at the age of 23, Mr. Glodek acquired a controlling interest of William Scott & Co. LLC, a full service investment bank where he was acting President for over 12 years.

Simultaneously to working in the financial services industry, Mr. Glodek served his country for just under ten years in the United States as Counterintelligence/HUMIT Specialist I, II, and III in the Marine Air-Ground Task Force.

Each of the non-employee directors will be paid an annual fee of $15,000 for his services on the Company’s board of directors. Committee chairs will receive an additional annual fee of $5,000. Payment terms will be subject to the Company’s cash flow and will be determined by the Company’s compensation committee at a later time.

Each of Messrs. Mulder, Glodek and Van Thiel have been appointed to serve on the Company’s compensation and audit committees, with Mr. Mulder as the chair of the compensation committee and Mr. Van Thiel as the chair of the audit committee..

There are no arrangements or understandings between each of Messrs. Mulder, Glodek and Van Thiel and any other person pursuant to which he was elected to the board, and there are no relationships between any of these non-employee directors and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

There are no family relationships among any of the Company’s directors and executive officers.

(5)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item and 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

On April 1, 2015, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01         Other Events

On April 2, 2015, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Duos required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation filed with the Florida Department of State.

99.1	Press Release dated April 2, 2015.

(6)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES, INC.

Dated: April 7, 2015	By:	/s/ Gianni Arcaini

Chief Executive Officer